EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arch Coal, Inc. and Subsidiaries Employee Thrift Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of Ashland Coal, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in the current Report (Form 8-K) of Arch Coal, Inc. filed with the Securities and Exchange Commission on July 15, 1997.




/s/ ERNST & YOUNG LLP

Louisville, Kentucky
July 31, 1997